UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	March 28, 2008

MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

        We do not view the indenture described in Item 8.01 as a material agreement within the meaning of Item 1.01 of Form 8-K because, among other reasons, the aggregate principal amount of the debentures (as described in Item 8.01) does not exceed 10% of our consolidated assets. In the event it is determined, however, that the indenture is a material agreement within the meaning of Item 1.01, the text of Item 8.01 describing the indenture is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

        We do not view our direct financial obligation under the indenture and related debentures described in Item 8.01 as material to us within the meaning of Item 2.03 of Form 8-K because, among other reasons, the aggregate principal amount of the debentures does not exceed 10% of our consolidated assets. In the event it is determined, however, that our direct financial obligation under the indenture and the debentures is material to us within the meaning of Item 2.03, the text of Item 8.01 describing the indenture and debentures is incorporated by reference herein.

Item 3.03.	Material Modifications to Rights of Security Holders.

        As described in Item 8.01, we have the right to defer the payment of interest on the debentures. At any time when we have given notice of our election to defer interest payments on the debentures but the related deferral period has not yet commenced or a deferral period is continuing, we generally may not make any dividend payments on shares of our common stock.

Item 8.01.	Other Events.

Sale of Convertible Debentures

        On March 28, 2008, we completed the sale of $365,000,000 aggregate principal amount of 9% Convertible Junior Subordinated Debentures due 2063. The debentures were issued under and are governed by an Indenture, dated as of March 28, 2008 between U.S. Bank National Association, as trustee, and MGIC Investment Corporation. On April 3, 2008, the initial purchasers of the debentures exercised in full their option to purchase an additional $25,000,000 aggregate principal amount of debentures.

        The indenture and the form of the debentures, which is included in the indenture, provide, among other things, that the debentures will bear an interest rate of 9% per year payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2008. We have the right, on one or more occasions, to defer the payment of interest on the debentures and we will not be required to pay deferred interest pursuant to an alternative payment mechanism (defined as using the net proceeds from sales of certain of our securities) until we have deferred interest for five consecutive years or, if earlier, made a payment of current interest during a deferral period. We may defer interest for one or more consecutive interest periods up to ten years without giving rise to an event of default. Deferred interest will accrue additional interest at the rate then applicable to the debentures. In the event of our bankruptcy, holders of the debentures may have a limited claim for any outstanding deferred interest.

        We may redeem the debentures prior to April 6, 2013, in whole but not in part, only in the event of a specified tax event or rating agency event. In any such event, the redemption price will be equal to the greater of (x) 100% of the principal amount of the debentures being redeemed and (y) the present value of a principal payment on April 6, 2063 and scheduled payments of interest that would have accrued from the redemption date to April 6, 2063 on the debentures being redeemed, in each case plus any accrued and unpaid interest. On and after April 6, 2013, we may redeem the debentures in whole or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the debentures being redeemed plus any accrued and unpaid interest if the closing sale price of our common stock exceeds 130% of the then prevailing conversion price of the debentures for at least 20 of the 30 trading days preceding notice of the redemption (and on the last of the trading days).

        Holders may convert their debentures into shares of our common stock at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date of the debentures. The initial conversion rate, which is subject to adjustment, is 74.0741 shares of common stock per $1,000 principal amount of debentures. This represents an initial conversion price of approximately $13.50 per share. A holder that surrenders debentures for conversion in connection with a “make-whole fundamental change” (defined as certain transfers of all or substantially all of our assets or common stock) that occurs on or prior to April 1, 2063 may in certain circumstances be entitled to an increased conversion rate. In addition, upon the occurrence of a “fundamental change” (defined to occur if there is a change in control of us or if our stock is not listed on a United States national securities exchange), if the market value per share of our common stock multiplied by the conversion rate then in effect is less than $1,000, then holders will have the option to convert all or a portion of their debentures into common stock at an adjusted conversion rate equal to the lesser of (1) $1,000 divided by the market value per share of our common stock as of the effective date of the fundamental change and (2) 250.0000 shares. Until we have obtained any necessary shareholder approval as required under the listing rules of the New York Stock Exchange, the shares issuable upon conversion of the debentures will in no event exceed 19.99% of our common stock outstanding immediately before the issuance of the debentures, and if an event occurs that would otherwise result in an increase in the conversion rate above such limit, and we have not previously obtained such shareholder approval, we will either obtain shareholder approval of any shares issuable upon conversion of the debentures or, with respect only to those shares that would exceed such limit, deliver cash in lieu of any shares otherwise deliverable upon conversion in excess of such limitation.

        In lieu of issuing shares of common stock upon conversion of debentures occurring after April 6, 2013, we may, at our option, make a cash payment to converting holders equal to the value of all or some of the shares of our common stock otherwise issuable upon conversion.

        If we (1) default in the payment of accrued interest in full on debentures on any interest payment date and fail on or before the conclusion of a ten-year period following such interest payment date to pay interest (including compounded interest) then accrued in full or (2) default in the payment of principal on the debentures when due, whether at maturity, upon redemption, upon a declaration of acceleration or otherwise, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debentures may declare the entire principal amount of, and all accrued but unpaid interest on, all debentures to be due and payable immediately. If certain events of bankruptcy, insolvency or receivership involving MGIC Investment Corporation occur, then the principal amount of the debentures will automatically become due and payable.

        On March 28, 2008, we issued a press release announcing that we had completed the sale of the debentures. Pursuant to and in accordance with Rule 135c of the Securities Act of 1933, as amended, we are filing with this Current Report on Form 8-K the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Sale of Common Stock

        On March 28, 2008, we issued a press release announcing that we had completed the public offering and sale of 42,933,333 shares of our common stock at a price of $11.25 per share. We are filing with this Current Report on Form 8-K the press release attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(99.1)	Press Release of MGIC Investment Corporation, dated March 28, 2008.

(99.2)	Press Release of MGIC Investment Corporation, dated March 28, 2008.

[As disclosed in Item 8.01, we are a party to an indenture with U.S. Bank National Association, dated March 28, 2008 with respect to the debentures described in Item 8.01. This indenture is not being filed pursuant to Reg. S-K Item 601(b)(4)(iii)(A). We hereby agree to furnish a copy of such agreement to the Securities and Exchange Commission upon its request.]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: April 3, 2008	By: /s/ Joseph J. Komanecki
Joseph J. Komanecki
Senior Vice President, Controller
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

(99.1)	Press Release of MGIC Investment Corporation, dated March 28, 2008.

(99.2)	Press Release of MGIC Investment Corporation, dated March 28, 2008.

[As disclosed in Item 8.01, we are a party to an indenture with U.S. Bank National Association, dated March 28, 2008 with respect to the debentures described in Item 8.01. This indenture is not being filed pursuant to Reg. S-K Item 601(b)(4)(iii)(A). We hereby agree to furnish a copy of such agreement to the Securities and Exchange Commission upon its request.]